SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 30, 2007

                             REX STORES CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                   001-09097                    31-1095548
(State or other jurisdiction  (Commission File No.)             (IRS Employer
     of incorporation)                                       Identification No.)

             2875 Needmore Road, Dayton, Ohio                      45414
              (Address of principal executive offices)           (Zip Code)

       Registrant's telephone number, including area code: (937) 276-3931

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01   Completion of Acquisition or Disposition of Assets

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

        On April 30, 2007, REX Stores Corporation (the "Company"), through its wholly-owned subsidiaries Rex Radio and Television, Inc., Kelly & Cohen Appliances, Inc. and Stereo Town, Inc. (the "Sellers"), completed the sale of 86 of its current and former store locations to Coventry Real Estate Investments, LLC (the "Purchaser") for $74.5 million in cash, before selling expenses. Concurrently with the closing of the sale, the Sellers entered into leases to leaseback 40 of the properties from the Purchaser for initial lease terms expiring January 31, 2010, with renewal options for up to 15 additional years. Either party may terminate a lease after the initial six months of the initial lease term on 28 of the sites.

        The Company previously reported that it had agreed to sell 94 of its current and former store locations to the Purchaser. Pursuant to the terms of the purchase and sale agreement, seven properties were not included in the sale. The parties have until May 21, 2007 to close on the sale of one additional property for approximately $1.3 million.

        The Company paid off $16.1 million in mortgage debt and prepayment penalties related to the properties sold and plans to use the balance of the sale proceeds to fund its alternative energy projects and for other general corporate purposes. Future minimum annual rentals on the properties leased back are estimated at $3.0 million, $4.1 million and $4.4 million for the fiscal years January 31, 2008, 2009 and 2010, respectively, subject to earlier termination of individual leases.

Item 9.01  Financial Statements and Exhibits

        (d)     Exhibits

        10(a) Purchase and Sale Agreement dated February 9, 2007 among Rex Radio and Television, Inc., Kelly & Cohen Appliances, Inc., Stereo Town, Inc., REX Stores Corporation and Coventry Real Estate Investments, LLC (incorporated by reference to Exhibit 10(o) to Form 10-K for fiscal year ended January 31, 2007, File No. 001-09097)

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             REX STORES CORPORATION



Date: May 1, 2007                            By:  /s/ DOUGLAS L. BRUGGEMAN
                                                  ------------------------
                                                  Name:  Douglas L. Bruggeman
                                                  Title: Vice President-Finance,
                                                         Chief Financial Officer
                                                         and Treasurer


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